UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, Cerner Corporation (the "Company") has entered into a Master Note Agreement, dated as of November 11, 2019, as amended by that certain First Amendment to Master Note Agreement, dated as of October 8, 2020 (the "2019 Shelf Agreement"), with the Purchasers listed therein, pursuant to which the Company may issue and sell up to an aggregate principal amount of $1.8 billion of unsecured senior promissory notes (the "Senior Notes").

On March 24, 2021, the Company issued $500 million aggregate principal amount of its Senior Notes under the 2019 Shelf Agreement consisting of (a) $100 million aggregate principal amount of 2.00% Senior Notes, Series 2021-A, due March 24, 2026 (the "Series 2021-A Notes") and (b) $400 million aggregate principal amount of 2.59% Senior Notes, Series 2021-B, due March 24, 2031 (the "Series 2021-B Notes"; and together with the Series 2021-A Notes, the "Series 2021 Notes"). The Series 2021 Notes rank pari passu with all other senior unsecured obligations of the Company. Interest only is payable on the Series 2021 Notes semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2021, and the principal balance of the Series 2021 Notes is due at maturity. The Company may prepay at any time all, or any part of, the outstanding principal amount of the Series 2021 Notes, subject to the payment of a make-whole amount. The Series 2021 Notes are subject to the terms of the 2019 Shelf Agreement, which contains customary events of default and covenants related to limitations on indebtedness and transactions with affiliates and the maintenance of certain financial ratios. The Company intends to apply the proceeds of the sale of the Series 2021 Notes for general corporate purposes, including acquisitions and/or share repurchases.

The foregoing description of the 2019 Shelf Agreement, which governs the terms of the Series 2021 Notes, does not purport to be complete and is qualified in its entirety by reference to the Master Note Agreement, which was filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 12, 2019, and the First Amendment to Master Note Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 9, 2020, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

10.1
Master Note Agreement dated November 11, 2019, between Cerner Corporation and the Purchasers listed therein is incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 12, 2019

10.2
First Amendment to Master Note Agreement dated October 8, 2020, between Cerner Corporation and the Purchasers listed therein is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: March 24, 2021	By:	/s/ Mark J. Erceg
Mark J. Erceg, Executive Vice President
and Chief Financial Officer